UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 11, 2016

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

300 Brickstone Square, Suite 201

Andover, MA 01810

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 662-5245

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:	Other Events

On April 11, 2016, the Board of Directors (the “Board”) of Sycamore Networks, Inc. (the “Company”) approved a liquidating distribution of $0.29 in cash per share of common stock, par value $0.001 per share (the “Common Stock”), or approximately $8.376 million in the aggregate, to stockholders of record as of April 22, 2016 to be paid on April 29, 2016. In accordance with FINRA Rule 11140(b), we expect the ex-dividend date will be May 2, 2016, the first business day following the payment date for the cash distribution.

As previously reported, the Company filed a certificate of dissolution with the Secretary of State of the State of Delaware on March 7, 2013, and on February 25, 2016 the Delaware Court of Chancery granted the Company’s petition to extend the Company’s corporate existence for an additional period of up to two years, ending on March 7, 2018, or such shorter period as the Board deems necessary, to make a final determination with respect to the Company’s remaining non-cash assets, and affirmed that approximately $3.54 million is sufficient to be retained for anticipated wind down costs and expenses. Any portion of this amount that is not required to cover such wind down costs and expenses may be distributed from time to time to the Company’s stockholders in the discretion of the Board in accordance with its fiduciary duties. This liquidating distribution represents a partial distribution of the Company’s remaining funds. Following a final determination by the Board with respect to the remaining non-cash assets, which primarily consist of the Company’s investment in Tejas Networks India Private Limited, a private company in India that provides optical transport solutions to telecommunications carriers, the Company would expect to make a final liquidating distribution and conclude the dissolution period. However, the dissolution process and the payment of any distribution to stockholders involve substantial risks and uncertainties. Accordingly, it is not possible to predict the timing of the completion of the dissolution, the timing of any further distributions to stockholders or the aggregate amount of any such distributions, and no assurance can be given that the distributions will equal or exceed the estimate of net assets presented in the Company’s Statement of Net Assets included in its Quarterly Report on Form 10-Q for the quarterly period ended January 30, 2016. The Company will continue to analyze its estimates of liquidation expenses on an ongoing basis and determine whether further distributions of assets to its stockholders are appropriate at such times.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ David Guerrera
David Guerrera
President, General Counsel and Secretary
(Duly Authorized Officer and Principal Executive Officer)

Dated: April 11, 2016